t:\flh\series\nsar77OHYBond2.doc

For the fiscal period ended (s) 12/31/98
File number 811-03623

                         SUB-ITEM 77-0

                         EXHIBITS

          Transactions Effected Pursuant to Rule 10f-3

I.    High Yield Bond Portfolio

1.   Name of Issuer
     Avalon Cable

2.   Date of Purchase
     12/31/98

3.   Number of Securities Purchased
     20,000

4.   Dollar Amount of Purchase
     $2,000,000

5.   Price Per Unit
     $100.00

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
     Lehman Brothers

7.   Other Members of the Underwriting Syndicate
      See Exhibit A

EXHIBIT A

UNDERWRITER
Lehman Brothers
Prudential Securities Incorporated
BancBoston Robertson Stephens Inc.
Fleet Securities, Inc.
SG Cowen